PRICING SUPPLEMENT NO. 4 DATED FEBRUARY 24, 1998 TO PROSPECTUS DATED JULY 7,
                       -       -----------------
1995,  AND PROSPECTUS SUPPLEMENT DATED JANUARY 23, 1998

                           MONSANTO COMPANY
                      MEDIUM-TERM NOTES, SERIES D
            DUE FROM 9 MONTHS TO 40 YEARS FROM DATE OF ISSUE

PRINCIPAL AMOUNT:                                   $13,110,000
PRICE TO PUBLIC:                                    100%
AGENTS' COMMISSIONS:                                $81,937.50
NET PROCEEDS TO ISSUER:                             $13,028,062.50
SELLING AGENTS ACTING AS PRINCIPAL:                 GOLDMAN, SACHS & CO.
ORIGINAL ISSUE DATE:                                FEBRUARY 27, 1998
INTEREST RATE:                                      6.16%
INTEREST PAYMENT DATES:                             APRIL 15 AND OCTOBER 15
STATED MATURITY DATE:                               FEBRUARY 27, 2008
REGULAR RECORD DATES:                               APRIL 1 AND OCTOBER 1
SPECIFIED CURRENCY:                                 U.S. DOLLARS
ABILITY TO REDEEM AT MONSANTO OPTION:               / / YES    X  NO
      REDEMPTION COMMENCEMENT DATE:
      REDEMPTION PRICES & REDEMPTION PERIODS:
ABILITY TO REPAY AT HOLDER OPTION:                 / /  YES    X  NO
      REPAYMENT DATE(S) & REPAYMENT PRICE:
FORM:                                               GLOBAL NOTE
DISCOUNT NOTE:                                     / / YES    X  NO
      TOTAL AMOUNT OF OID NOTE:
      DEFAULT RATE:
      YIELD TO MATURITY:

OTHER PROVISIONS: THE AGGREGATE PRINCIPAL AMOUNT OF THIS OFFERING IS $13,110,000 AND RELATES ONLY TO PRICING SUPPLEMENT NO. 4. NOTES MAY BE ISSUED BY THE COMPANY IN THE AGGREGATE PRINCIPAL AMOUNT OF UP TO $100,000,000 OR ITS EQUIVALENT IN ONE OR MORE CURRENCIES OR COMPOSITE CURRENCIES. TO DATE, INCLUDING THIS OFFERING, AN AGGREGATE OF $100,000,000 OF NOTES IS OUTSTANDING.